EXHIBIT 21

                           Subsidiaries of Registrant
                           ---------------------------

                                  Percentage
Name                              of Ownership           State of Orgnaization
----    `                         ------------           ---------------------

Cell & Molecular Technologies        100%                       Delaware

Sentigen Corp.                       100%                       Delaware